Exhibit 99.1

Cathay General Bancorp And Asia Bancshares Enter Into Definitive Agreement For Merger

LOS ANGELES and NEW YORK, Jan. 21, 2015 /PRNewswire/ -- Cathay General Bancorp ("Cathay", NASDAQ: CATY), the holding company for Cathay Bank, and Asia Bancshares, Inc. ("Asia Bancshares"), the holding company for Asia Bank, N.A. ("Asia Bank"), announced today that they have entered into a definitive agreement for the merger of Asia Bancshares into Cathay.

Asia Bancshares operates, through its subsidiary Asia Bank, three branches located in New York and one branch located in Maryland. As of September 30, 2014, Asia Bancshares reported, on a consolidated basis, total assets of $497 million, total loans of $419 million, and total deposits of $418 million.

"This is a merger that will significantly increase our presence in New York City, where we already have total loans of $1.8 billion and nine branches. It also extends our branch network to Rockville, a suburb of Washington D.C." stated Mr. Dunson K. Cheng, Chairman of the Board, Chief Executive Officer, and President of Cathay. "Asia Bank serves the same targeted customer base as Cathay and shares our same focus on serving our customer's lending and deposit needs. Asia Bank started business thirty years ago and has a solid core customer base. We believe that we will be able to provide additional products to Asia Bank's customer base and are especially pleased that Mr. Jentai Tsai has agreed to join Cathay Bank as Chairman of our Advisory Board in the Eastern Region."

Mr. Jentai Tsai, Chairman of the Board and Chief Executive Officer of Asia Bancshares stated, "We are pleased to have reached an agreement to merge with Cathay Bank and we know that our customers will be well served in the years ahead."

Under the terms of the definitive merger agreement, Cathay will acquire Asia Bancshares for an aggregate purchase price of approximately $126 million, subject to adjustment, including for an increase of net book value above a specified target amount. The aggregate consideration mix paid to shareholders of Asia Bancshares will be between 45% to 55% Cathay common stock and the remainder in cash, subject to adjustment if the average closing price of Cathay common stock is lower than $20. Shareholders of Asia Bancshares will be entitled to elect to receive, subject to proration, the merger consideration in cash, shares of Cathay common stock or a combination of cash and shares of Cathay common stock. The exchange ratio for determining the number of shares of Cathay common stock deliverable to shareholders of Asia Bancshares will float based on the weighted average closing price of Cathay's common stock for the consecutive period of ten trading days beginning on the fifteenth trading day immediately preceding the closing date and concluding at the close of trading on the fifth trading day immediately preceding the closing date but will be fixed if the average closing price of Cathay's common stock is lower than $20.00 or higher than $27.00 per share.

The transaction, which has been unanimously approved by the Boards of Directors of both Cathay and Asia Bancshares, is expected to be completed during the second quarter of 2015. The transaction is subject to approval by Asia Bancshares shareholders, regulatory approvals and other customary closing conditions. Certain shareholders of Asia Bancshares have entered into voting agreements in support of the merger.

The transaction is expected to be between 2% to 3% accretive to Cathay's annual earnings, excluding any one-time merger and restructuring charges.

The Kafafian Group, Inc. delivered a fairness opinion to the Board of Directors of Asia Bancshares. Lamb & Barnosky, LLP served as legal counsel to Asia Bancshares. Wachtell, Lipton, Rosen & Katz served as legal counsel to Cathay.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates thirty-two branches in California, nine branches in New York State, three in the Chicago, Illinois area, three in Washington State, two in Texas, one in Massachusetts, one in Nevada, one in New Jersey, one in Hong Kong, and a representative office in Taipei and in Shanghai. For additional information, visit Cathay Bank's website at www.cathaybank.com.

ABOUT ASIA BANCSHARES, INC.

Asia Bancshares is the holding company for Asia Bank, N.A., a nationally chartered bank. Asia Bank offers a wide range of financial services. Asia Bank currently operates three branches in New York and one in Maryland. For additional information, visit Asia Bank website at www.asiabank-na.com.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

This press release contains certain forward-looking information about Cathay, Asia Bancshares, and the combined company after the closing of the merger that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other "forward-looking" information about Cathay, Asia Bancshares and the combined company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Cathay, Asia Bancshares and the combined company. Forward-looking statements speak only as of the date this press release is made and we assume no duty to update such statements. In addition to factors previously disclosed in reports filed by Cathay with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Asia Bancshares' operations with those of Cathay will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of Asia Bancshares shareholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on Cathay's, Asia Bancshares' or the combined company's respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor share there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction between Cathay and Asia Bancshares, Cathay intends to file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4, which will include a proxy statement/prospectus with respect to the proposed acquisition of Asia Bancshares. After the registration statement has been declared effective by the SEC, the final proxy statement/prospectus will be mailed to the shareholders of Asia Bancshares in advance of a special meeting of shareholders that will be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS OF ASIA BANCSHARES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING CATHAY, ASIA BANCSHARES AND THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the registration statement and proxy statement/prospectus, as well as other filings containing information about Cathay (including but not limited to Cathay's Annual Reports on Form 10-K, proxy statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q) at the SEC's website at www.sec.gov or on Cathay Bank's website www.cathaybank.com. Investors may also direct requests to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (626) 279-3286.

PARTICIPANTS IN THE SOLICITATION

Asia Bancshares, Cathay and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Asia Bancshares common stock in respect of the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be deemed to be participants in the solicitation of proxies from the holders of Asia Bancshares common stock in connection with the proposed transactions, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Additional information about the directors and executive officers of Cathay is included in the proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 10, 2014. Additional information regarding Asia Bancshares' directors and executive officers is contained in Asia Bancshares' Proxy Statement, dated January 24, 2014, which can be obtained free of charge by direct request to Asia Bancshares at the contact address listed above.

CONTACT: Cathay General Bancorp, Mr. Heng W. Chen, Chief Financial Officer, (626) 279-3652, 777 N. Broadway, Los Angeles, CA 90012; Asia Bancshares, Inc., Mr. Jeffrey Hsu, Executive Vice President, (718) 961-9898, 135-34 Roosevelt Avenue, Flushing, NY 11354